Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Computer Sciences Corporation of our report dated May 23, 1997 appearing in the Annual Report on Form 10-K of Computer Sciences Corporation for the fiscal year ended March 28, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/DELOITTE & TOUCHE LLP

Los Angeles, California
August 11, 1997



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